Exhibit 99.1

ARMONK, May 6, 2008 – MBIA (NYSE:MBI)

Dear Owners,

Even though we’ll be holding our quarterly financial results conference call in less than a week, I thought it would be useful to write you in advance of the call. In general, the theme for this letter is communication. As I’ve mentioned before, more frequent and consistent communications are especially important during the volatile market conditions of the current worldwide credit crisis.

That’s why, since our SEC financial results reports (i.e. our 10-Qs and 10-Ks) are filed four times per year, we’ve decided to coordinate the public release of our financial results with our SEC filings. There’s no sense “short-changing” information for our conference calls by holding them several weeks in advance of our quarterly SEC filings, particularly in a quarter where we have new accounting and reporting standards going into effect.

First Quarter Results: Focus on the Balance Sheet

Having spent the past five weeks gathering and analyzing first quarter results, I thought it would be helpful to outline the six key areas that we believe investors should focus on when the statements are released.

1.	Operating cash flow

2.	Liquidity at the insurance company, the asset management operation and the holding company

3.	Changes in estimates of loss reserves and credit impairments on the derivative book of business

4.	Impairments on our insurance and asset management investment portfolios

5.	New business production in insurance and in asset management

6.	Change in mark-to-market estimates on our credit derivative contingent liabilities

Our focus throughout 2008 will be concentrated on the balance sheet as we believe this is the key to our success in the years ahead to both provide protection for our existing customers and also to position us to take advantage of the ongoing opportunities for credit enhancement and fixed income asset management.

The key assumption we must make in assessing our balance sheet is how long and how deep the housing and liquidity crisis will be. Given the wide divergence of opinion by many knowledgeable sources, this is not an easy task but we have tried to take a reasonable view that reflects what has already happened while also paying attention to the actual magnitude of the number of mortgages that will ultimately be affected.

MBIA Insurance Corporation  •  113 King Street  •  Armonk, NY 10504  •  +1 914 273 4545  •  www.mbia.com

Although we use a bottom-up analysis for each transaction, the core assumptions we are using are consistent with liquidity returning to capital markets by yearend and housing prices bottoming out in mid to late 2009. In our quarterly results communications, we will provide some sensitivity, better and worse, around these core assumptions so that you have an idea of the economic impact around our forecast. That said, while there are some signs that the rate of deterioration is beginning to slow, it is way too early for us to say with any certainty that this trend will continue and what will be the ultimate outcome.

Operating Cash Flow

Throughout most of our history, there has not been much external focus on operating cash flow at your company as revenues have significantly outpaced expenses. As an example, 2007 operating cash flow was $1.0 billion. Given the significant reserves we have posted for housing-related exposures and the ongoing focus on foreclosures and other mortgage statistics, many of you have asked questions in this area. As we noted as of the end of last quarter, we had identified 14 direct mortgage transactions and three CDO-squared transactions where we expect to make payments. Despite external speculation to the contrary, our insurance business model is constructed to handle most, if not all, of these payments from normal cash flow of the business. To assist you in your review of our results, we will be providing actual cash loss payments made during the quarter and an estimate of cash payments on housing-related case reserves and impairments to be made through the end of 2008.

In a related area, we have also been asked about the ability of our asset management operation to cover both expected and unexpected cash requirements for liabilities that we have guaranteed. I can tell you that our asset management business was specifically designed to withstand the stress in today’s markets. We will provide you the actual results in terms of both normal payments and new business that we underwrote during the quarter. In addition, we will provide details on our conference call outlining collateral posting requirements under various severe stress scenarios. (This information was also discussed during the fourth quarter conference call, which is available for replay on our Web site.)

Liquidity

In analyzing liquidity, we focus on three different aspects of liquidity at MBIA to ensure there are no surprises that cannot be managed. Given our legal structure, we keep a very keen eye on liquidity at the public holding company. Our decision to eliminate the MBIA Inc. dividend significantly reduced our cash needs at the holding company to around $115 million a year, an amount that we expect can be addressed many years into the future from both cash on hand and dividends from our operating subsidiaries. Also, we don’t plan to deploy the $1.1 billion we raised in our last equity offering until we determine the optimal path to our long-term legal and operating structure and until we have achieved a stable target capitalization level in the insurance company. Given the more than adequate liquidity in both our insurance and asset management businesses, there is no compelling reason to move this cash at this point.

With more than $12 billion in invested investment grade assets in the insurance company, we have ample liquidity to meet normal operating expenses, the interest payment on the new surplus notes and to pay out expected claims on mortgage-related transactions as noted above. The combination of installment premiums, investment income, a short duration and staggered maturity schedule will keep us from being pressured to sell assets outside of the ordinary course of managing the portfolio. Bear in mind that the insurance company is not required to post collateral on any credit derivative transactions, an important distinction from most institutions that participate in that market.

Liquidity in the asset management operation has two components. First we need to have adequate cash available at all times to meet expected maturing liabilities. In addition, when we are undergoing volatility in ratings, we may need to post securities to meet various collateral requirements in the event of a downgrade. The asset management operation has adequate assets to meet both of these expected needs without drawing on any liquidity from either the holding company or the insurance company. We will discuss this aspect of our operation during the conference call.

Loss Reserve and Credit Impairment Estimate Changes

As you might expect, we have spent an enormous amount of time during the last six to seven months analyzing all sources of information to develop and refine our estimates on all mortgage-related exposures. We have used extensive internal analysis of all impacted transactions, retained outside help to analyze certain sectors, and reviewed both rating agency and other third party analyses and forecasts in order to form our own judgments as to how the real estate and liquidity crises will play out. As I mentioned, our current expectation is that liquidity will return to the credit markets throughout 2008 and that the United States housing price decline will stabilize by mid to late 2009 at a level about 10 to 15% below today’s values. As an investor in MBIA, it is important that you understand this core assumption as it is the basis for our best estimates for both loss reserves and credit derivative impairments.

We will provide you with updates to any estimates on the 14 direct mortgage and three CDO-squared transactions that we identified last quarter. We will also provide you with reserve and impairment estimates on any other direct mortgage and CDO transactions that we believe will have actual losses. In addition, we will provide you with the timing of estimated claims payments which in some cases will not begin for at least 10 years, and in some cases will stretch 40 years into the future, where interest rates will play a major role in determining our ultimate economic loss.

You have recently read much about the potential for recovering losses from a variety of parties involved in the construction of various securities. We have been working on this issue since early last fall but will not establish any offsets to reserves for recoveries and salvage until such time as we feel it is prudent. Mitch Sonkin will discuss these activities on the conference call.

Having spent most of my career involved in trying to estimate loss reserves, I recognize how difficult it is for the owners of an insurance company in volatile times to have confidence in these estimates, particularly when the next two or three years in the real estate market still have so much uncertainty. Our objective this quarter is to use the available data to minimize future changes in our estimates until such time as we believe that evidence has emerged indicating that our forecast of the future must be altered. Given the wide range of forecasts out there for the next few years, you can appreciate that others will have different views on how the credit environment will play out.

Asset Impairments in our Insurance and Asset Management Investment Portfolios

Like all financial institutions, we review our investment portfolios for any impaired assets each quarter. Given the credit characteristics of our insurance portfolio and that the assets are virtually all traded publicly, the task is straightforward. In the asset management portfolio, we invest in a somewhat wider array of fixed income securities and there will be impairments during the quarter. Cliff Corso will discuss the level of impairments versus the overall yield and credit characteristics of the asset management portfolio. As noted above, he will also explain why the level of impairments is neither a liquidity nor a collateral issue.

New Business Production in Insurance and in Asset Management

Contrary to public reports, we have written new business in both our insurance operation and in asset management during the first quarter. There is no question that the impact of the credit crisis froze us out of almost all insurance market opportunities until Moody’s and S&P affirmed our ratings at Triple-A with a negative outlook. We have discerned no effect from our request to have Fitch withdraw our ratings nor their subsequent downgrade of your company. We will provide you details on production in both segments through April on the conference call. We continue to believe that full participation in the market will return when we achieve stable ratings from both agencies.

The comments made by our new competitor, Warren Buffett, about the ratings of some bond insurers on Sunday drew a few questions from our owners as to how this will affect production. His observations that the equity and debt markets are not uniformly viewing bond insurers like MBIA as Triple-A is of course accurate at this time. Only the passage of time will stabilize agency capital models but in the meantime we will continue our efforts to explain how we are responding to the actual economic effect of the mortgage meltdown.

Change in Mark-to-Market Estimates on our Credit Derivative Contingent Liabilities

One of the major reasons we chose to delay our conference call until after the 10Q is filed arises from our adoption of FAS 157 and the extensive work required to estimate the “fair value” of our credit derivative contingent liabilities. As difficult as the task is to estimate our level of expected credit impairments in this current environment, this valuation task is clearly one that stretches the ability of mere mortals. Given the fact that there is no market for any of these contingent liabilities, and no actual trades have ever been observed, our task is to establish a theoretical “fair value” for these instruments and then explain to you how we performed that calculation. I can tell you with great certainty that no two people could ever agree on this calculation so don’t be surprised when external sources propose wildly different possibilities for MBIA.

We will provide you with the different market inputs (related spread widening, credit migration, FAS 157 offset for MBIA, et al) so you can see what drives the number. Despite the fact that current GAAP accounting requires this calculation, I continue to believe that investors in MBIA should understand that this number is nothing more than a barometer of credit market sentiment and market liquidity or illiquidity and does not accurately reflect the actual losses that would be expected at MBIA. I would suggest you re-read our MTM Primer and my two prior shareholder letters on the subject (March 3 and March 9, 2008) in advance of next week’s results.

That said, due to significant spread widening, my guess is that this number will again be incorrectly described by the media as either new subprime losses or asset write-offs and will dominate the news coverage of MBIA.

Conclusion

I have been asked by many shareholders if we intend to raise additional equity capital as part of our effort to maintain our Triple-A ratings and restore stable outlook Triple-A ratings to our insurance operations. I will repeat what I said in my first week back: I see no need to raise dilutive equity capital to support our existing business plans. While I believe the long-term opportunities for our business remain strong, in my view we have adequate equity capital to get through this crisis and it makes no economic sense to our current owners to raise equity capital at today’s price levels.

We appreciate your patience and continued loyalty during these particularly challenging times. We also thank you for your overwhelming support in re-electing your dedicated board of directors last Thursday. I also appreciate the fact that over 90% of the owners that voted supported my incentive-based restricted stock grants; I look forward to earning them.

As always, I continue to ask for your support and I look forward to receiving your comments and guidance.

Sincerely,

Jay Brown
Chairman and CEO
MBIA

P.S.: I’d like to report on one other development. Many of you have seen and inquired about my April 24th purchase of MBIA stock. The purchase of shares reported in the Form 4 filing was the result of a Rule 10b5-1 trading plan that I adopted on March 31, 2008. Such shares were purchased in connection with my commitment to purchase 359,000 shares of MBIA common stock by June 30, 2008 as set forth in a Restricted Stock Award Agreement entered into between the Company and me. To date, I have purchased a total of 100,000 of such shares in addition to the 618,456 I owned when I rejoined the company.

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has the following financial strength ratings: Triple-A with negative outlook from Standard & Poor's Ratings Services and Triple-A with negative outlook from Moody's Investors Service. Please visit MBIA's Web site at www.mbia.com.